Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE YEAR ENDED DECEMBER 31, 2018
Irvine, Calif., March 15, 2019 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the year ended December 31, 2018.
For the year ended December 31, 2018, the Company had total revenues of $142.0 million compared to $213.0 million for the year ended December 31, 2017. Net income was $89.1 million for the year ended December 31, 2018, compared to $72.5 million for the year ended December 31, 2017. Total assets of the Company at December 31, 2018, were $1.02 billion, compared to $1.25 billion at December 31, 2017.
Highlights:
The Company:

•
Disposed of 15 multifamily properties, including the contribution of eight properties to a joint venture with Blackstone Real Estate Investment Trust, Inc. (the "Joint Venture") in the first quarter of 2018.

•
Paid a special distribution in the amount of $1.00 per share, or $75.3 million in the aggregate, to stockholders of record as of the close of business on April 20, 2018, representing a return of capital.

•	Acquired two multifamily properties with a total of 744 apartment homes for an aggregate purchase price of $135.5 million during the year ended December 31, 2018.

•
Owned as of December 31, 2018, (i) a multifamily property portfolio of 35 properties comprised of a total of 9,442 apartment homes and 21,130 square feet of rentable commercial space at two properties with an aggregate purchase price of $1.0 billion and (ii) a 10% ownership interest in the Joint Venture.

•
Had $360.1 million of fixed rate debt with a weighted-average interest rate of 3.95% and $333.4 million of variable rate debt with a weighted-average interest rate of 4.66% as of December 31, 2018. The weighted average interest rate on the Company's total outstanding debt was 4.29% as of December 31, 2018.

•	Funded $9.6 million for improvements to real estate investments for the year ended December 31, 2018, compared to $16.4 million for the year ended December 31, 2017.

•
Reported net cash provided by operating activities of $27.1 million for the year ended December 31, 2018, compared to $43.8 million for the year ended December 31, 2017. Net cash provided by investing activities was $227.3 million for the year ended December 31, 2018, compared to $135.3 million for the year ended December 31, 2017.

•
Reported net cash used in financing activities of $305.2 million for the year ended December 31, 2018, which included $122.1 million of distributions paid, all of which were paid in cash. Net cash used in financing activities was $67.8 million for the year ended December 31, 2017, which included $54.4 million of distributions paid, all of which were paid in cash.

"The New York Times recently noted that the median pay for a full-time worker is $893 a week,” said Ella Neyland, president of Steadfast Income REIT. “We believe that positions our portfolio of quality mid-tier apartment homes in the sweet spot for affordability for the average American.”

About Steadfast Income REIT, Inc.
     Steadfast Income REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may" and "should" and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017

ASSETS
Assets:
Real Estate:
Land	$105,754,646	$86,684,470
Building and improvements	942,484,745	819,267,249
Other intangible assets	2,644,263	2,644,263
Total real estate held for investment, cost	1,050,883,654	908,595,982
Less accumulated depreciation and amortization	(203,993,817)	(164,048,221)
Total real estate held for investment, net	846,889,837	744,547,761
Real estate held for sale, net	—	282,167,569
Total real estate, net	846,889,837	1,026,715,330
Cash and cash equivalents	142,078,166	171,228,485
Restricted cash	12,114,277	28,959,004
Investment in unconsolidated joint venture	14,085,399	8,133,156
Rents and other receivables	1,791,881	2,737,800
Assets related to real estate held for sale	—	4,908,519
Other assets	2,698,438	3,258,584
Total assets	$1,019,657,998	$1,245,940,878
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$26,893,862	$24,399,352
Notes payable:
Mortgage notes payable, net	641,138,114	555,581,831
Credit facility, net	52,363,460	90,222,098
Notes payable related to real estate held for sale, net	—	229,982,009
Total notes payable, net	693,501,574	875,785,938
Distributions payable	3,515,310	4,595,301
Due to affiliates	4,985,918	1,967,129
Liabilities related to real estate held for sale	—	8,545,385
Total liabilities	728,896,664	915,293,105
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 74,650,139 and 75,479,409 shares issued and outstanding at December 31, 2018 and 2017, respectively	746,502	754,794
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2018 and 2017, respectively	10	10
Additional paid-in capital	656,204,073	664,110,915
Cumulative distributions and net income	(366,189,251)	(334,217,946)
Total stockholders’ equity	290,761,334	330,647,773
Total liabilities and stockholders’ equity	$1,019,657,998	$1,245,940,878

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2018	2017	2016
Revenues:
Rental income	$124,498,400	$188,019,112	$192,088,348
Tenant reimbursements and other	17,490,459	24,950,128	26,149,184
Total revenues	141,988,859	212,969,240	218,237,532
Expenses:
Operating, maintenance and management	38,512,239	58,347,903	57,832,187
Real estate taxes and insurance	24,230,326	35,114,937	36,507,827
Fees to affiliates	15,879,702	21,960,145	25,440,718
Depreciation and amortization	46,109,794	67,755,152	69,513,484
Interest expense	33,158,759	44,114,130	41,772,682
Loss on debt extinguishment	3,621,665	2,380,051	4,932,369
General and administrative expenses	6,269,238	6,732,330	7,817,916
Total expenses	167,781,723	236,404,648	243,817,183
Loss before other income (expense)	(25,792,864)	(23,435,408)	(25,579,651)
Other income (expense):
Equity in loss of unconsolidated joint venture	(3,339,202)	(663,896)	—
Gain on sales of real estate, net	118,215,618	96,573,171	—
Total other income (loss)	114,876,416	95,909,275	—
Net income (loss)	$89,083,552	$72,473,867	$(25,579,651)
Income (loss) per common share — basic and diluted	$1.19	$0.96	$(0.34)
Weighted average number of common shares outstanding — basic	75,049,667	75,794,705	76,195,083
Weighted average number of common shares outstanding — diluted	75,062,053	75,807,710	76,195,083

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Years Ended December 31, 2018, 2017 and 2016
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income (loss) as determined under U.S. Generally Accepted Accounting Principals ("GAAP").
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives (the "IPA"), an industry trade group, has standardized a measure known as MFFO, which it has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to the Company's net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the "Practice Guideline"), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically, under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01, resulting in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that operational earnings and cash flow are not available to fund the reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to the Company's stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2018, 2017 and 2016:

	For the Years Ended December 31,
Reconciliation of net income (loss) to MFFO:	2018	2017	2016
Net income (loss)	$89,083,552	$72,473,867	$(25,579,651)
Depreciation of real estate assets	44,189,723	67,601,984	69,360,316
Amortization of lease-related costs	1,920,071	153,168	153,168
Gain on sales of real estate, net	(118,215,618)	(96,573,171)	—
Adjustments for investment in unconsolidated joint venture(1)	4,772,050	829,927	—
FFO	21,749,778	44,485,775	43,933,833
Acquisition fees and expenses(2)(3)	528,516	2,291	960
Unrealized loss (gain) on derivative instruments	157,268	604,545	(61,698)
Loss on debt extinguishment	3,621,665	2,380,051	4,932,369
Change in value of restricted common stock to advisor	—	—	312,353
Adjustments for investment in unconsolidated joint venture(1)	(122)	(63)	—
MFFO	$26,057,105	$47,472,599	$49,117,817
________________

(1)
Reflects adjustments to add back the Company's noncontrolling interest share of the adjustments to reconcile the Company's net income (loss) attributable to common stockholders to FFO for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation and amortization incurred by the joint venture.

(2)
By excluding acquisition expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Historically, acquisition fees and expenses under GAAP were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01 resulting in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that operational earnings and cash flow are not available to fund the reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows.

(3)
Acquisition expenses for the years ended December 31, 2018 and 2017, of $528,516 and $2,291, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. Acquisition fees for the year ended December 31, 2016 of $960, are recorded in fees to affiliates in the accompanying consolidated statements of operations.

Steadfast Income REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Years Ended December 31, 2018, 2017 and 2016
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income (loss) because it is specific to the Company's particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net income (loss) is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.

The following is a reconciliation of the Company's NOI to net income (loss) for the three months ended December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017	2016
Net income (loss)	$30,225,757	$86,101,893	$89,083,552	$72,473,867	$(25,579,651)
Fees to affiliates(1)	2,489,669	3,186,582	10,221,495	13,909,675	17,360,515
Depreciation and amortization	11,328,072	13,902,611	46,109,794	67,755,152	69,513,484
Interest expense	8,750,432	10,350,173	33,158,759	44,114,130	41,772,682
Loss on debt extinguishment	1,339,418	1,978,377	3,621,665	2,380,051	4,932,369
General and administrative expenses	1,820,862	1,513,444	6,269,238	6,732,330	7,817,916
Gain on sales of real estate, net	(36,968,564)	(91,190,324)	(118,215,618)	(96,573,171)	—
Adjustments for investment in unconsolidated joint venture(2)	931,022	970,819	6,167,115	970,819	—
Other gains(3)	(837,463)	(769,037)	(2,098,314)	(1,215,779)	(2,141,740)
Net operating income	$19,079,205	$26,044,538	$74,317,686	$110,547,074	$113,675,575
________________

(1)
Fees to affiliates for the three months and year ended December 31, 2018, exclude property management fees of $1,020,538 and $4,059,216 and other fees of $515,066 and $1,598,991, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2017, exclude property management fees of $1,407,012 and $6,278,850 and other fees of $393,646 and $1,771,620, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2016, exclude property management fees of $6,406,479 and other fees of $1,673,724 that are included in NOI.

(2)
Reflects adjustments to add back the Company's noncontrolling interest share of the adjustments to reconcile the Company's net income (loss) attributable to common stockholders to NOI for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the joint venture.

(3)	Other gains for the years ended December 31, 2018, 2017 and 2016, include non-recurring insurance proceeds and interest income that are not included in NOI.

EXHIBIT A

Monthly Portfolio Snapshot	|	OCTOBER 2018

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	206	93.6%	97.0%
Truman Farm Villas		Grandview, MO	200	1	199	194	97.0%	98.2%
EBT Lofts		Kansas City, MO	102	—	102	95	93.1%	95.4%
Spring Creek Apartments		Edmond, OK	252	1	251	237	94.0%	95.0%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	1	359	344	95.6%	96.3%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	315	93.8%	94.4%
Estancia Apartments		Tulsa, OK	294	1	293	271	92.2%	93.7%
Hilliard Park Apartments		Columbus, OH	201	1	200	193	96.0%	97.4%
Sycamore Terrace Apartments		Terre Haute, IN	250	—	250	231	92.4%	94.4%
Hilliard Summit Apartments		Columbus, OH	208	1	207	195	93.8%	96.8%
Forty 57 Apartments		Lexington, KY	436	1	435	414	95.0%	96.4%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	286	95.3%	96.7%
Montecito Apartments		Austin, TX	268	2	266	252	94.0%	94.7%
Hilliard Grand Apartments		Dublin, OH	314	1	313	303	96.5%	98.0%
Library Lofts East		Kansas City, MO	118	—	118	112	94.9%	96.4%
Deep Deuce at Bricktown		Oklahoma City, OK	294	1	293	272	92.5%	93.3%
Retreat at Quail North		Oklahoma City, OK	240	1	239	225	93.8%	95.4%
Lodge at Trails Edge		Indianapolis, IN	268	2	266	248	92.5%	93.9%
Waterford on the Meadow		Plano, TX	350	—	350	337	96.3%	97.1%
Tapestry Park Apartments		Birmingham, AL	354	1	353	328	92.7%	94.3%
Dawntree Apartments		Carrolton, TX	400	—	400	387	96.8%	97.3%
Stuart Hall Lofts		Kansas City, MO	115	—	115	111	96.5%	98.2%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	228	95.0%	97.5%
Retreat at Hamburg Place		Lexington, KY	150	1	149	136	90.7%	92.3%
Heights at 2121		Houston, TX	504	4	500	470	93.3%	93.9%
Villas at Huffmeister		Houston, TX	294	1	293	275	93.5%	95.4%
Villas at Kingwood		Kingwood, TX	330	1	329	313	94.8%	96.2%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	214	93.9%	96.7%
Carrington Place		Houston, TX	324	1	323	304	93.8%	95.8%
Carrington at Champion Forest		Houston, TX	284	1	283	269	94.7%	96.4%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	220	94.8%	96.6%
Echo at Katy Ranch		Katy, TX	260	1	259	239	91.9%	92.9%
Heritage Grand at Sienna Plantation		Missouri City, TX	240	1	239	228	95.0%	97.4%
Mallard Crossing Apartments		Loveland, OH	350	1	349	330	94.3%	95.8%
Reserve at Creekside		Chattanooga, TN	192	1	191	183	95.3%	95.8%
Mapleshade Park		Dallas, TX	148	1	147	144	97.3%	97.9%
Oak Crossing Apartments		Fort Wayne, IN	222	1	221	215	96.8%	98.0%
Double Creek Flats		Plainfield, IN	240	1	239	226	94.2%	96.4%
Jefferson at the Perimeter		Dunwoody, GA	504	3	501	448	88.9%	90.0%
Total			10,622	39	10,583	9,998	94.1%	95.6%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

Monthly Portfolio Snapshot	|	NOVEMBER 2018

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	212	96.4%	97.4%
Truman Farm Villas		Grandview, MO	200	1	199	197	98.5%	98.6%
EBT Lofts		Kansas City, MO	102	—	102	94	92.2%	92.5%
Spring Creek Apartments		Edmond, OK	252	1	251	237	94.0%	96.0%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	1	359	343	95.3%	96.1%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	317	94.3%	95.0%
Estancia Apartments		Tulsa, OK	294	1	293	277	94.2%	95.3%
Hilliard Park Apartments		Columbus, OH	201	1	200	192	95.5%	96.9%
Sycamore Terrace Apartments		Terre Haute, IN	250	—	250	231	92.4%	93.1%
Hilliard Summit Apartments		Columbus, OH	208	1	207	196	94.2%	96.0%
Forty 57 Apartments		Lexington, KY	436	1	435	407	93.3%	94.5%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	290	96.7%	98.1%
Montecito Apartments		Austin, TX	268	2	266	251	93.7%	95.1%
Hilliard Grand Apartments		Dublin, OH	314	1	313	304	96.8%	98.3%
Library Lofts East		Kansas City, MO	118	—	118	110	93.2%	95.2%
Deep Deuce at Bricktown		Oklahoma City, OK	294	1	293	270	91.8%	93.2%
Retreat at Quail North		Oklahoma City, OK	240	1	239	226	94.2%	96.6%
Lodge at Trails Edge		Indianapolis, IN	268	1	267	251	93.7%	94.8%
Waterford on the Meadow		Plano, TX	350	—	350	335	95.7%	96.5%
Tapestry Park Apartments		Birmingham, AL	354	1	353	330	93.2%	94.4%
Dawntree Apartments		Carrolton, TX	400	—	400	384	96.0%	96.5%
Stuart Hall Lofts		Kansas City, MO	115	—	115	110	95.7%	98.1%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	226	94.2%	96.4%
Retreat at Hamburg Place		Lexington, KY	150	1	149	137	91.3%	94.8%
Heights at 2121		Houston, TX	504	4	500	467	92.7%	94.1%
Villas at Huffmeister		Houston, TX	294	1	293	275	93.5%	95.8%
Villas at Kingwood		Kingwood, TX	330	1	329	313	94.8%	96.7%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	213	93.4%	94.7%
Carrington Place		Houston, TX	324	1	323	297	91.7%	93.4%
Carrington at Champion Forest		Houston, TX	284	1	283	266	93.7%	95.3%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	221	95.3%	95.7%
Echo at Katy Ranch		Katy, TX	260	1	259	240	92.3%	93.7%
Heritage Grand at Sienna Plantation		Missouri City, TX	240	1	239	230	95.8%	97.6%
Mallard Crossing Apartments		Loveland, OH	350	1	349	330	94.3%	95.0%
Reserve at Creekside		Chattanooga, TN	192	1	191	182	94.8%	96.0%
Oak Crossing Apartments		Fort Wayne, IN	222	1	221	215	96.8%	97.7%
Double Creek Flats		Plainfield, IN	240	1	239	222	92.5%	94.4%
Jefferson at the Perimeter		Dunwoody, GA	504	3	501	444	88.1%	90.3%
Total			10,474	37	10,437	9,842	94.0%	95.3%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Total		3	21,130	21,130	100.0%

Monthly Portfolio Snapshot	|	DECEMBER 2018

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Clarion Park Apartments		Olathe, KS	220	1	219	212	96.4%	97.9%
Truman Farm Villas		Grandview, MO	200	1	199	197	98.5%	99.3%
EBT Lofts		Kansas City, MO	102	—	102	93	91.2%	91.3%
Spring Creek Apartments		Edmond, OK	252	1	251	237	94.0%	95.4%
Montclair Parc Apartment Homes		Oklahoma City, OK	360	1	359	340	94.4%	95.1%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	314	93.5%	94.3%
Estancia Apartments		Tulsa, OK	294	1	293	281	95.6%	96.0%
Hilliard Park Apartments		Columbus, OH	201	1	200	190	94.5%	95.3%
Sycamore Terrace Apartments		Terre Haute, IN	250	—	250	235	94.0%	95.0%
Hilliard Summit Apartments		Columbus, OH	208	1	207	199	95.7%	96.0%
Forty 57 Apartments		Lexington, KY	436	1	435	406	93.1%	94.7%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	292	97.3%	98.2%
Montecito Apartments		Austin, TX	268	2	266	255	95.1%	95.9%
Hilliard Grand Apartments		Dublin, OH	314	1	313	303	96.5%	97.2%
Library Lofts East		Kansas City, MO	118	—	118	111	94.1%	93.8%
Deep Deuce at Bricktown		Oklahoma City, OK	294	1	293	276	93.9%	94.9%
Retreat at Quail North		Oklahoma City, OK	240	1	239	223	92.9%	94.1%
Waterford on the Meadow		Plano, TX	350	—	350	332	94.9%	96.1%
Tapestry Park Apartments		Birmingham, AL	354	1	353	329	92.9%	95.2%
Dawntree Apartments		Carrolton, TX	400	—	400	381	95.3%	96.0%
Stuart Hall Lofts		Kansas City, MO	115	—	115	108	93.9%	96.2%
Bricegrove Park Apartments		Canal Winchester, OH	240	—	240	230	95.8%	97.4%
Retreat at Hamburg Place		Lexington, KY	150	1	149	144	96.0%	97.5%
Villas at Huffmeister		Houston, TX	294	1	293	276	93.9%	95.5%
Villas at Kingwood		Kingwood, TX	330	1	329	313	94.8%	96.2%
Waterford Place at Riata Ranch		Cypress, TX	228	1	227	214	93.9%	95.2%
Carrington Place		Houston, TX	324	1	323	297	91.7%	93.3%
Carrington at Champion Forest		Houston, TX	284	1	283	267	94.0%	95.0%
Carrington Park at Huffmeister		Cypress, TX	232	1	231	219	94.4%	94.8%
Heritage Grand at Sienna Plantation		Missouri City, TX	240	1	239	230	95.8%	97.1%
Mallard Crossing Apartments		Loveland, OH	350	1	349	328	93.7%	94.7%
Reserve at Creekside		Chattanooga, TN	192	1	191	185	96.4%	97.4%
Oak Crossing Apartments		Fort Wayne, IN	222	1	221	213	95.9%	96.8%
Double Creek Flats		Plainfield, IN	240	1	239	225	93.8%	94.7%
Jefferson at the Perimeter		Dunwoody, GA	504	4	500	450	89.3%	92.2%
Total			9,442	32	9,410	8,905	94.3%	95.5%

			Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial		Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial		Kansas City, MO	1	4,450	4,450	100.0%
Total			3	21,130	21,130	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a daily average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Square Footage:	Total square footage of commercial property at the end of the reporting period.

Occupied Square Footage:	Total square footage of commercial property occupied at the end of the reporting period.

Percent Occupied:	Percent of square footage occupied (Occupied Square Footage divided by Total Square Footage).